Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that each of New Century Bancorp, Inc. and the several undersigned Officers and Directors thereof whose signatures below hereby makes, constitutes, and appoints John Q. Shaw, Jr. and Lisa F. Campbell and his or her true and lawful attorneys, with full power of substitution to execute, deliver, and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities shown below, (a) one or more Registration Statements on Form S-8 with respect to the registration under the Securities Act of 1933, as amended, of the shares of common stock of New Century Bancorp, Inc., $1.00 par value per share, to be issued in connection with the New Century Bancorp, Inc. 2004 Incentive Stock Option Plan, the New Century Bancorp, Inc. 2000 Incentive Stock Option Plan, the New Century Bancorp, Inc. 2000 Nonstatutory Stock Option Plan and the New Century Bank Directors’ Deferral Plan, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter referred to as the “Registration Statements”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by the Registration Statements; and each of New Century Bancorp, Inc., and the aforementioned Officers and Directors hereby grants to said attorneys full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as New Century Bancorp, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of New Century Bancorp, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statements filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under securities laws, regulations and requirements as may be applicable.

In witness whereof, New Century Bancorp, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

NEW CENTURY BANCORP, INC.
(Registrant)

By:	/S/ JOHN Q. SHAW, JR.
John Q. Shaw, Jr.
President and Chief Executive Officer

Dated: June 7, 2004

SIGNATURE	CAPACITY

/S/ JOHN Q. SHAW, JR.	Director, President, and Chief Executive Officer
John Q. Shaw, Jr.

/S/ LISA F. CAMPBELL	Senior Vice President, Chief Financial Officer, and Secretary
Lisa F. Campbell

/S/ C. L. TART, JR.	Chairman of the Board
C. L. Tart, Jr.

/S/ OSCAR N. HARRIS	Vice Chairman of the Board
Oscar N. Harris

/S/ J. GARY CICCONE	Director
J. Gary Ciccone

/S/ T. C. GODWIN, JR.	Director
T. C. Godwin, Jr.

/S/ GERALD W. HAYES	Director
Gerald W. Hayes

/S/ JOHN W. MCCAULEY	Director
John W. McCauley

/S/ CARLIE C. MCLAMB	Director
Carlie C. McLamb

/S/ ANTHONY E. RAND	Director
Anthony E. Rand